Exhibit 99.1



         Insight Communications Announces Fourth Quarter and
                        Year-End 2005 Results

    NEW YORK--(BUSINESS WIRE)--March 7, 2006--Insight Communications Company today announced financial results for the quarter and year ended December 31, 2005.

    2005 Highlights

    --  Revenue of $1.1 billion, an increase of 12% over 2004

    --  Operating Income before Depreciation and Amortization* of
        $406.0 million. After adjusting for going-private transaction-related costs of $62.0 million, Operating Income before Depreciation and Amortization was $468.0, an increase of 8% over 2004.

    --  Capital expenditures of $220.1 million

    -- Total Customer Relationships of 1,347,500 at year end, an increase of 24,800 compared to 1,322,700 at year end 2004

    -- Total RGUs of 2,360,700 at year end, an increase of 11% from year end 2004, comprised of:

        -- High-speed Internet ("HSI") customer net gain of 139,900, an increase of 39% over 2004 net additions. Total HSI customers at year end were 470,400, a penetration of 20% of HSI homes passed.

        -- Basic customer net gain of 9,100, an increase of 30,200 customers over 2004 net losses, resulting in 1,281,600 basic customers at year end

        -- Digital customer net gain of 67,500, an increase of 39% over 2004 net additions, increasing digital customers to 518,800 at year end. Digital penetration was 42% of the company's Digital Universe.

        -- Telephone customer net gain of 25,600, an increase of 16,700 customers over 2004 net additions, bringing total telephone customers to 89,900 at year end and penetration to 11% of marketable homes passed

    -- As of December 31, 2005, 97% of the company's customers were passed by two-way, 750 MHz or higher capacity upgraded network.

    Operating Results for the Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

    Revenue for the year ended December 31, 2005 totaled $1.1 billion, an increase of 12% over the prior year, due primarily to customer gains in all services, as well as basic and classic video rate increases. High-speed Internet service revenue increased 45% over the prior year, which is mainly attributable to an increased customer base. Insight added a net 139,900 high-speed Internet customers during the year to end the year at 470,400 customers. In addition, digital service revenue increased 13% over the prior year primarily due to an increased customer base. Insight added a net 67,500 digital customers during the year to end the year at 518,800 customers.

                                  (1)

    * See explanation of this Non-GAAP measure on Page 5.

    Basic cable service revenue increased 4% due to basic and classic video rate increases, partially offset by promotional discounts. Although the number of basic video customers was higher at December 31, 2005 than December 31, 2004, the average number of customers during the year declined slightly. Insight is increasing its customer retention efforts by emphasizing bundling, enhancing and differentiating its video services and providing video-on-demand, high definition television and digital video recorders. The company is also continuing to focus on improving customer satisfaction through higher service levels, increased education of product offerings and increased spending on sales and marketing efforts.


Revenue by service offering was as follows for the year ended
December 31 (dollars in thousands):

                       Revenue by Service Offering
               -------------------------------------------  ----------
                            % of
                            Total               % of Total   % Change
                     2005   Revenue       2004    Revenue   in Revenue
               ----------- -------- ----------- ----------  ----------
Basic            $596,321     53.4%   $573,650       57.2%        4.0%
High-speed
 Internet         190,820     17.1%    132,011       13.2%       44.5%
Digital           111,202      9.9%     98,797        9.9%       12.6%
Advertising        76,004      6.8%     68,415        6.8%       11.1%
Premium            54,414      4.9%     57,054        5.7%      (4.6)%
Telephone          35,502      3.2%     15,254        1.5%      132.7%
Franchise fees     30,721      2.7%     28,721        2.9%        7.0%
Other              22,697      2.0%     28,554        2.8%     (20.5)%
               ----------- -------- ----------- ----------  ----------
Total          $1,117,681    100.0% $1,002,456      100.0%       11.5%
               =========== ======== =========== ==========  ==========


    Total Customer Relationships were 1,347,500 as of December 31, 2005, an increase of 24,800 from 1,322,700 as of December 31, 2004. Total Customer Relationships represent the number of customers who receive one or more of Insight's products (i.e., basic cable, high-speed Internet or telephone) without regard to which product they purchase. Revenue Generating Units ("RGUs"), which represent the sum of basic, digital, high-speed Internet and telephone customers, as of December 31, 2005 increased 11% as compared to December 31, 2004. RGUs by category were as follows (in thousands):

                                  (2)

                                                   RGUs by Category
                                                ----------------------

                                             December 31, December 31,
                                                 2005         2004
                                             ------------ ------------
Basic                                            1,281.6      1,272.5
Digital                                            518.8        451.3
High-speed Internet                                470.4        330.5
Telephone                                           89.9         64.3
                                             ------------ ------------
   Total RGUs                                    2,360.7      2,118.6
                                             ============ ============


    Average monthly revenue per basic customer was $73.30 for the year ended December 31, 2005 compared to $64.96 for the year ended December 31, 2004. This primarily reflects the continued growth of high-speed Internet and digital product offerings in all markets, as well as basic and classic video rate increases. In addition, telephone revenues for the year ended December 31, 2005 reflect service revenues earned directly from customers, compared to telephone revenues in the year ended December 31, 2004 which reflected revenues billed to Comcast under a previous contractual arrangement that was terminated effective December 31, 2004. Also included in telephone revenue for the year ended December 31, 2005 is the continued amortization of installation revenue under the previous arrangement with Comcast in the amount of $3.3 million.
    Programming and other operating costs increased $37.6 million, or 11%. Total programming costs for Insight's video products decreased for the year ended December 31, 2005 compared to the year ended December 31, 2004. The substantial increases in programming rates were offset by programming credits. The credits resulted from favorable resolution of pricing negotiations related to certain prior period programming costs that were accrued at a higher rate than the amount actually paid, as well as a settlement of disputed claims with a vendor. In addition, direct operating costs increased due to an increased volume of modems sold and cost of sales associated with telephone that were previously paid by Comcast. Other operating costs increased primarily as a result of increases in technical salaries for new and existing employees, in addition to decreased capitalized labor costs due to the continued transition from upgrade and new connect activities to maintenance and reconnect activities. Other operating costs also increased as a result of increases in repairs and maintenance costs due to increased repair costs for customer premise equipment, an increase in drop materials due to customer growth and increased property taxes due to a favorable reversal of accrued property taxes recorded in 2004.
    Selling, general and administrative expenses increased $41.7 million, or 18%, primarily due to increased payroll and payroll related costs, including an increase in the number of employees and salary increases for existing employees. Marketing support funds (recorded as a reduction to selling, general and administrative expenses) decreased over the prior year. Marketing expenses increased over the prior year to support the continued rollout of high-speed Internet, digital and telephone products, and to maintain the company's core video customer base. A decrease in expenses previously allocated to Comcast, under Insight's prior agreement to manage certain Comcast systems, also contributed to the increase in selling, general and administrative expenses. As this agreement was terminated effective July 31, 2004, the year ended December 31, 2005 does not include any of these expense allocations, and the year ended December 31, 2004 includes seven months of these expense allocations. Some cost savings have been realized upon termination of the management agreement, and the impact of certain of these savings is reflected in programming and other operating costs.

                                  (3)

    Transaction-related costs of $62.0 million were recorded for the year ended December 31, 2005. These costs were comprised of sponsor and investment fees, legal and accounting fees, financial advisor fees, the cancellation of in-the-money stock options, printing and mailing and other miscellaneous expenses related to the going-private transaction.
    Stock-based compensation expense increased $12.9 million due to the expense associated with the accelerated vesting of certain restricted shares in connection with the going-private transaction and in connection with the granting of restricted and deferred shares during the year ended December 31, 2005.
    Depreciation and amortization expense increased $7.9 million, or 3%, primarily as a result of additional capital expenditures through December 31, 2005. These expenditures were primarily for telephone equipment, purchases of customer premise equipment and drop materials and network extensions, all of which Insight considers necessary in order to continue to maintain and grow its customer base and expand its service offerings. Partially offsetting this increase was a decrease in depreciation expense related to certain assets that have become fully depreciated since December 31, 2004.
    As a result of the factors discussed above, Operating Income before Depreciation and Amortization decreased $26.0 million. After adjusting for going-private transaction-related costs of $62.0 million, Operating Income before Depreciation and Amortization increased $36.0 million to $468.0 million, an increase of 8% over 2004.
    Interest expense increased $25.5 million, or 13%, due to higher interest rates, which averaged 8.2% for the year ended December 31, 2005, as compared to 7.1% for the year ended December 31, 2004, and an increase in the accreted value of the 12 1/4% Senior Discount Notes.

    Liquidity and Capital Resources

    Insight's business requires cash for operations, debt service and capital expenditures. The cable television business has substantial ongoing capital requirements for the construction, expansion and maintenance of its broadband networks and provision of new services. In the past, expenditures have been made for various purposes, including the upgrade of the existing cable network, and in the future will be made for network extensions, installation of new services, customer premise equipment (e.g., set-top boxes), deployment of new product and service offerings, and, to a lesser extent, network upgrades. Historically, Insight has been able to meet its cash requirements with cash flow from operations, borrowings under its credit facilities and issuances of private and public debt and equity.

                                  (4)

    Cash provided by operations for the years ended December 31, 2005 and 2004 was $233.6 million and $289.9 million. The decrease was primarily attributable to an increase in net loss due to costs incurred in connection with the going-private transaction and partially offset by the effect of non-cash items.
    Cash used in investing activities for the years ended December 31, 2005 and 2004 was $218.7 million and $173.5 million. The increase primarily was due to capital expenditures to launch Insight's telephone product in additional markets and for customer premise equipment and drop materials.
    Cash used in financing activities for the years ended December 31, 2005 and 2004 was $85.2 million and $76.4 million. The increase was primarily due to increased amortization payments on the credit facility in 2005.
    For the years ended December 31, 2005 and 2004, Insight spent $220.1 million and $174.1 million in capital expenditures. These expenditures principally constituted purchases of customer premise equipment, telephone equipment, capitalized labor, drop materials, headend equipment and system upgrades and rebuilds, all of which are necessary to maintain Insight's existing network, grow its customer base and expand its service offerings.
    Free Cash Flow for the year ended December 31, 2005 totaled $13.5 million compared to $115.8 million for the year ended December 31, 2004. The decrease was primarily driven by the following:

    --  A $46.0 million increase in capital expenditures;

    --  A $26.0 million decrease in Operating Income before
        Depreciation and Amortization (including the impact of $62.0 million of going-private transaction-related costs);

    -- A $20.6 million increase in cash interest expense paid driven by an increase in interest rates; and

    -- A $16.0 million source of Free Cash Flow for the year ended December 31, 2005 compared to a $25.7 million source for the year ended December 31, 2004 from changes in working capital accounts.

    The above changes resulted in an overall decrease in Free Cash Flow from 2004 to 2005 of $102.3 million.
    While Insight expects to continue to use Free Cash Flow to repay its indebtedness, as interest rates continue to increase, it expects interest costs will also be higher.

    Use of Operating Income before Depreciation and Amortization and Free Cash Flow

    Insight utilizes Operating Income before Depreciation and Amortization, among other measures, to evaluate the performance of its businesses. Operating Income before Depreciation and Amortization is considered an important indicator of the operational strength of Insight's businesses and is a component of its annual compensation programs. In addition, Insight's debt agreements use Operating Income before Depreciation and Amortization, adjusted for certain non-recurring items, in their leverage and other covenant calculations. Insight also uses this measure to determine how it will allocate resources and capital. Insight's management finds this measure helpful because it captures all of the revenue and ongoing operating expenses of its businesses and therefore provides a means to directly evaluate the ability of the business operations to generate returns and to compare operating capabilities across its businesses. This measure is also used by equity and fixed income research analysts in their reports to investors evaluating Insight's businesses and other companies in the cable television industry. Insight believes Operating Income before Depreciation and Amortization is useful to investors because it enables them to assess its performance in a manner similar to the methods used by Insight's management and provides a measure that can be used to analyze, value and compare companies in the cable television industry that may have different depreciation and amortization policies.

                                  (5)

    A limitation of Operating Income before Depreciation and Amortization, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Insight's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures, investment spending and Free Cash Flow. Management also evaluates the costs of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. Another limitation of Operating Income before Depreciation and Amortization is that it does not reflect income net of interest expense, which is a significant expense for the company because of the substantial debt it has incurred to acquire cable television systems and finance capital expenditures to upgrade its cable network. Management evaluates the impact of interest expense through other measures including interest expense itself, Free Cash Flow, the returns analysis discussed above and debt service covenant ratios under Insight's credit facility.
    Free Cash Flow is net cash provided by operating activities (as defined by accounting principles generally accepted in the United States) less capital expenditures. Free Cash Flow is considered to be an important indicator of Insight's liquidity, including its ability to repay indebtedness. Insight believes Free Cash Flow is useful for investors because it enables them to assess Insight's ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the methods used by Insight's management, and provides a measure that can be used to analyze, value and compare companies in the cable television industry.
    Both Operating Income before Depreciation and Amortization and Free Cash Flow should be considered in addition to, not as a substitute for, Operating Income, Net Income and various cash flow measures (e.g., Net Cash Provided by Operating Activities), as well as other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States.

                                  (6)

    Reconciliation of Net Income (Loss) to Operating Income before Depreciation and Amortization

    The following table reconciles Net Income (Loss) to Operating
Income before Depreciation and Amortization. In addition, the table provides the components from Net Income (Loss) to Operating Income
(Loss) for purposes of the previous discussions.

                                   Year Ended      Three Months Ended
                                  December 31,         December 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               ---------------------------------------
                                                     (in thousands)
                                 (in thousands)        (unaudited)
Net income (loss)              $(84,929) $(13,799) $(68,484)   $5,992
(Benefit) provision for income
 taxes                              500      (201)      125       125
                               ---------------------------------------
Income (loss) before income
 taxes                          (84,429)  (14,000)  (68,359)    6,117
Extraordinary item, net of tax        -   (15,627)        -   (15,627)
                               ---------------------------------------
Loss before income taxes and
 extraordinary item             (84,429)  (29,627)  (68,359)   (9,510)
Minority interest (income)
 expense                          5,488    14,023      (581)   13,146
                               ---------------------------------------
Income (loss) before minority
 interest, income taxes and
 extraordinary item             (78,941)  (15,604)  (68,940)    3,636
Other (income) expense:
  Other                          (3,541)    3,388    (2,036)    1,687
  Interest income                (2,895)     (749)   (1,019)     (326)
  Interest expense              226,956   201,450    58,175    51,285
                               ---------------------------------------
  Total other expenses          220,520   204,089    55,120    52,646
                               ---------------------------------------
  Operating income (loss)       141,579   188,485   (13,820)   56,282
Depreciation and amortization   247,039   239,123    63,765    61,910
Stock-based compensation         17,368     4,438    10,043     1,270
                               ---------------------------------------
Operating Income before
 Depreciation and Amortization $405,986  $432,046   $59,988  $119,462
                               =======================================

                                  (7)

    Reconciliation of Net Cash Provided by Operating Activities to
Free Cash Flow

    The following table provides a reconciliation from net cash provided by operating activities to Free Cash Flow. In addition, the table provides the components from net cash provided by operating activities to operating income (loss) for purposes of the previous discussions.

                                   Year Ended       Three Months Ended
                                  December 31,         December 31,
                               -------------------  ------------------
                                 2005      2004       2005     2004
                               ---------------------------------------
                                 (in thousands)       (in thousands)
                                                       (unaudited)
Operating income (loss)        $141,579  $188,485   $(13,820) $56,282
   Depreciation and
    amortization                247,039   239,123     63,765   61,910
   Stock-based compensation      17,368     4,438     10,043    1,270
                               ---------------------------------------
Operating Income before
 Depreciation and Amortization  405,986   432,046     59,988  119,462
   Changes in working capital
    accounts (1)                 16,069    25,741     24,205   12,271
   Cash paid for interest      (188,216) (167,602)   (75,618) (69,509)
   Cash paid for taxes             (266)     (271)       (14)     (29)
                               ---------------------------------------
Net cash provided by operating
 activities                     233,573   289,914      8,561   62,195

   Capital expenditures        (220,102) (174,096)   (75,480) (43,201)
                               ---------------------------------------
Free Cash Flow                  $13,471  $115,818   $(66,919) $18,994
                               =======================================

(1) Changes in working capital accounts are based on the net cash changes in current assets and current liabilities, excluding changes related to interest and taxes and other non-cash expenses.

    About Insight Communications

    Insight Communications is the 9th largest cable operator in the United States, serving approximately 1.3 million customers in the four contiguous states of Illinois, Kentucky, Indiana and Ohio. Insight offers bundled, state-of-the-art services in mid-sized communities, delivering analog and digital video, high-speed Internet and, in selected markets, voice telephony to its customers.

    Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The words "estimate," "expect," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. The above forward-looking statements are subject to risks and uncertainties and are subject to change based upon a variety of factors that could cause actual results to differ materially from those Insight anticipates. Factors that could have a material and adverse impact on actual results include: all of the services offered by Insight face a wide range of competition; Insight has substantial debt and has significant interest payment requirements; there is uncertainty surrounding the potential dissolution of Insight's joint venture with a subsidiary of Comcast Corporation; the terms of Insight Midwest's indebtedness limits Insight's ability to access the cash flow of Insight Midwest's subsidiaries; Insight has a history of net losses; Insight's programming costs are substantial; general business conditions, economic uncertainty or slowdown, and the effects of governmental regulation; and the other risk factors described in Insight's annual report on Form 10-K and other periodic filings. Insight does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

                                  (8)

                 INSIGHT COMMUNICATIONS COMPANY, INC.
                      CONSOLIDATED BALANCE SHEETS
                        (dollars in thousands)

                                            December 31,  December 31,
                                                2005         2004
                                            ------------- ------------
Assets
Cash and cash equivalents                        $29,782     $100,144
Investments                                        5,901        5,053
Trade accounts receivable, net of allowance
 for doubtful accounts of $1,079 and $1,050
 as of December 31, 2005 and 2004                 27,261       31,355
Launch funds receivable                              974        2,749
Prepaid expenses and other assets                  9,645       11,343
                                            ------------- ------------
  Total current assets                            73,563      150,644

Fixed assets, net                              1,130,705    1,154,251
Goodwill                                          72,430       72,430
Franchise costs                                2,361,959    2,361,959
Deferred financing costs, net of
 accumulated amortization of $24,302 and
 $18,892 as of December 31, 2005 and 2004         24,220       27,896
Other non-current assets                           2,287        2,692
                                            ------------- ------------
  Total assets                                $3,665,164   $3,769,872
                                            ============= ============

Liabilities and stockholders' equity
Accounts payable                                 $42,333      $31,886
Accrued expenses and other current
 liabilities                                      45,411       40,838
Accrued property taxes                            12,921       13,049
Accrued programming costs (inclusive of
 $29,878 and $36,838 due to related parties
 as of December 31, 2005 and 2004)                43,705       51,329
Deferred revenue                                   4,978        8,996
Interest payable                                  20,459       20,643
Debt - current portion                            83,500       83,500
                                            ------------- ------------
  Total current liabilities                      253,307      250,241

Deferred revenue                                   1,499        2,904
Debt                                           2,676,418    2,724,063
Other non-current liabilities                      2,384        1,331

Minority interest                                251,011      245,523

Stockholders' equity:
Common stock, $.01 par value:
  Class A - 300,000,000 shares authorized;
   0 and 50,912,910 shares issued and
   outstanding as of December 31, 2005 and
   2004                                                -          509
  Class B - 100,000,000 shares authorized;
   0 and 8,489,454 shares issued and
   outstanding as of December 31, 2005 and
   2004                                                -           85
Voting preferred stock, $.01 par value:
  Series A - 1,000,000 shares authorized;
   848,945 and 0 shares issued and
   outstanding as of December 31, 2005 and
   2004                                                8            -
  Series B - 1,000,000 shares authorized;
   517,836 and 0 shares issued and
   outstanding as of December 31, 2005 and
   2004                                                5            -
Non-voting preferred stock, $.01 par value:

                                   (9)

                                            December 31,  December 31,
                                                2005         2004
                                            ------------- ------------
  Series C - 15,000,000 shares authorized;
   13,364,693 and 0 shares issued and
   outstanding as of December 31, 2005 and
   2004                                              134            -
  Series D - 50,000,000 shares authorized;
   47,015,659 and 0 shares issued and
   outstanding as of December 31, 2005 and
   2004                                              470            -
Non-voting common stock, $.01 par value:
  Series E - 5,000,000 shares authorized; 0
   and 0 shares issued and outstanding as
   of December 31, 2005 and 2004                       -            -
  Series F - 100,000 shares authorized; 0
   and 0 shares issued and outstanding as
   of December 31, 2005 and 2004                       -            -
Voting common stock, $.01 par value:
  Series G - 10,000,000 shares authorized;
   0 and 0 shares issued and outstanding as
   of December 31, 2005 and 2004                       -            -
Additional paid-in-capital                       829,337      813,853
Accumulated deficit                             (345,199)    (260,270)
Deferred stock compensation                       (4,210)      (8,689)
Accumulated other comprehensive loss                   -          322
                                            ------------- ------------
  Total stockholders' equity                     480,545      545,810
                                            ------------- ------------
  Total liabilities and stockholders'
   equity                                     $3,665,164   $3,769,872
                                            ============= ============

                                  (10)

                 INSIGHT COMMUNICATIONS COMPANY, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                        (dollars in thousands)

                                          Year Ended December 31,
                                        2005        2004       2003
                                     ----------- ----------- ---------

Revenue                              $1,117,681  $1,002,456  $902,592

Operating costs and expenses:
  Programming and other operating
   costs (exclusive of depreciation
   and amortization) (inclusive of
   $157,643, $150,956 and $142,387 of
   programming expense incurred
   through related parties during
   December 2005, 2004 and 2003)        380,277     342,636   327,505
  Selling, general and administrative   269,446     227,774   187,983
  Transaction-related costs              61,972           -         -
  Stock-based compensation               17,368       4,438     1,729
  Depreciation and amortization         247,039     239,123   230,031
                                     ----------- ----------- ---------
Total operating costs and expenses      976,102     813,971   747,248
                                     ----------- ----------- ---------

Operating income                        141,579     188,485   155,344

Other income (expense):
  Gain on cable system exchange               -           -    27,134
  Interest expense                     (226,956)   (201,450) (206,031)
  Interest income                         2,895         749     1,433
  Other                                   3,541      (3,388)      (31)
                                     ----------- ----------- ---------
Total other expense, net               (220,520)   (204,089) (177,495)
Loss before minority interest,
 investment activity, extinguishments
 of obligations, gain on contract
 settlement, income taxes and
 extraordinary item                     (78,941)    (15,604)  (22,151)
Minority interest expense                (5,488)    (14,023)   (7,936)
Loss from early extinguishments of
 debt                                         -           -   (10,879)
Loss on settlement of put obligation          -           -   (12,169)
Gain on settlement of programming
 contract                                     -           -    37,742
Impairment write-down of investments          -           -    (1,500)
                                     ----------- ----------- ---------
Loss before income taxes and
 extraordinary item                     (84,429)    (29,627)  (16,893)
Benefit (provision) for income taxes       (500)        201     2,702
                                     ----------- ----------- ---------
Loss before extraordinary item          (84,929)    (29,426)  (14,191)
Extraordinary item, net of tax                -      15,627         -
                                     ----------- ----------- ---------
Loss before preferred interests         (84,929)    (13,799)  (14,191)
Accrual of preferred interests                -           -   (10,353)
                                     ----------- ----------- ---------
Net loss                               $(84,929)   $(13,799) $(24,544)
                                     =========== =========== =========

                                  (11)

                 INSIGHT COMMUNICATIONS COMPANY, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                        (dollars in thousands)

                                          Year Ended December 31,
                                        2005        2004       2003
                                     ----------- ----------- ---------
Operating activities:
Net loss                               $(84,929)   $(13,799) $(14,191)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
  Depreciation and amortization         247,039     239,123   230,031
  Stock-based compensation               17,368       4,438     1,729
  Non-cash consulting expense                45          60        60
  Impairment of investments                   -           -     1,500
  Gain on sale of investments              (448)       (386)     (578)
  Loss (gain) on interest rate swaps     (2,078)        (36)    2,114
  Loss on early extinguishments of debt       -         127     2,616
  Settlement of put obligation                -           -    (7,100)
  Gain on settlement of programming
   contract                                   -           -   (34,819)
  Gain on cable systems exchange              -           -   (27,134)
  Minority interest                       5,488      14,023     7,936
  Provision for losses on trade
   accounts receivable                   17,619      18,301    13,366
  Contribution of stock to 401(k) Plan    2,565       1,309     1,678
  Amortization of note discount          38,755      34,931    33,118
  Deferred income taxes                       -        (701)   (2,952)
  Changes in operating assets and
   liabilities, net of acquisitions:
    Trade accounts receivable           (13,525)    (20,343)  (16,954)
    Launch funds receivable               1,775       6,672    (4,224)
    Prepaid expenses and other assets     2,238       6,011    (1,219)
    Accounts payable                     10,447       1,469   (16,803)
    Accrued expenses and other
     liabilities                         (8,786)     (1,285)   29,614
                                     ----------- ----------- ---------
Net cash provided by operating
 activities                             233,573     289,914   197,788
                                     ----------- ----------- ---------
Investing activities:
  Purchase of fixed assets             (220,102)   (174,096) (196,658)
  Sale of fixed assets                    2,113       1,913         -
  Purchase of intangible assets               -        (107)     (889)
  Purchase of investments                (1,801)     (1,856)   (1,347)
  Sale of investments                     1,079         602       999
  Purchase of Coaxial interests               -           -   (10,321)
  Purchase of cable television
   systems, net                               -           -   (26,475)
                                     ----------- ----------- ---------
  Net cash used in investing
   activities                          (218,711)   (173,544) (234,691)
                                     ----------- ----------- ---------
Financing activities:
  Distributions of preferred interests        -           -   (11,554)
  Net proceeds from borrowings under
   credit facility                            -           -   118,000
  Repayment of credit facilities        (83,500)    (68,250)  (25,000)
  Repayment of debt                           -      (8,134) (195,869)
  Proceeds from issuance of notes             -           -   141,375
  Debt issuance costs                    (1,733)        (14)   (4,842)
  Proceeds from the cancellation and
   conversion of common stock                 9           -         -
  Proceeds from exercise of stock
   options                                    -           -       115
                                     ----------- ----------- ---------
  Net cash provided by (used in)
   financing activities                 (85,224)    (76,398)   22,225
                                     ----------- ----------- ---------

Net change in cash and cash
 equivalents                            (70,362)     39,972   (14,678)
Cash and cash equivalents, beginning
 of year                                100,144      60,172    74,850
                                     ----------- ----------- ---------
Cash and cash equivalents, end of
 year                                   $29,782    $100,144   $60,172
                                     =========== =========== =========

                                 (12)

                 INSIGHT COMMUNICATIONS COMPANY, INC.
                         OPERATING STATISTICS
       (in thousands, except per customer and penetration data)

                                  FY        FY        Q4        Q4
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Customer Relationships          1,347.5   1,322.7   1,347.5   1,322.7

Total Average Monthly Revenue
 per Customer                    $73.30    $64.96    $75.75    $68.48

Basic Cable
-----------
  Homes Passed                  2,420.6   2,375.3   2,420.6   2,375.3
  Basic Cable Customers         1,281.6   1,272.5   1,281.6   1,272.5
  Basic Cable Penetration          52.9%     53.6%     52.9%     53.6%

      Cable Revenue            $596,321  $573,650  $150,225  $145,280
      Average Monthly Cable
       Revenue per Customer      $39.11    $37.17    $39.23    $37.89

High-Speed Internet ("HSI")
---------------------------
  HSI Homes Passed              2,378.9   2,320.4   2,378.9   2,320.4
  HSI Customers                   470.4     330.5     470.4     330.5
  HSI Penetration                  19.8%     14.2%     19.8%     14.2%

  HSI Revenue                  $190,820  $132,011   $52,712   $38,021
  Average Monthly HSI Revenue
   per Customer                  $12.51     $8.55    $13.77     $9.92
  Average Monthly HSI Revenue
   per HSI Customer              $39.77    $39.18    $38.64    $39.48

Digital Cable
-------------
  Digital Universe              1,238.6   1,224.1   1,238.6   1,224.1
  Digital Customers               518.8     451.3     518.8     451.3
  Digital Cable Penetration        41.9%     36.9%     41.9%     36.9%

  Digital Revenue              $111,202   $98,797   $29,303   $25,525
  Average Monthly Digital
   Revenue per Customer           $7.29     $6.40     $7.65     $6.66
  Average Monthly Digital
   Revenue per Digital Customer  $19.47    $19.32    $19.37    $19.10

Telephone
---------
  Telephone Universe
   (marketable homes)             832.0     768.8     832.0     768.8
  Telephone Customers              89.9      64.3      89.9      64.3
  Telephone Penetration (to
   marketable homes)               10.8%      8.4%     10.8%      8.4%

  Telephone Revenue             $35,502   $15,254   $10,363    $3,865
  Average Monthly Telephone
   Revenue per Customer           $2.33      $.99     $2.71     $1.01
  Average Monthly Telephone
   Revenue per Telephone
   Customer                      $39.22        NM    $40.46        NM

Advertising Revenue
-------------------
  Advertising Revenue           $76,004   $68,415   $20,851   $21,820
  Average Monthly Advertising
   Revenue per Customer           $4.98     $4.43     $5.45     $5.69

Other Revenue
-------------
  Other Revenue                $107,832  $114,331   $26,603   $28,036
  Average Monthly Other
   Revenue per Customer           $7.08     $7.42     $6.94     $7.31

NM = Not meaningful

                                 (13)

                 INSIGHT COMMUNICATIONS COMPANY, INC.
                         FINANCIAL INFORMATION

                                                 Three months ended
                                                     December 31,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
                                                      (unaudited)
Insight Consolidated
--------------------
  Revenue                                        $290,057    $262,546
  Operating Income before Depreciation and
   Amortization                                    59,988     119,462
  Operating Income (Loss)                         (13,820)     56,282
  Capital Expenditures                             75,480      43,201
  Interest Expense                                 58,175      51,285
  Free Cash Flow                                  (66,919)     18,994


                                               Year ended December 31,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
Insight Consolidated
--------------------
  Revenue                                      $1,117,681  $1,002,456
  Operating Income before Depreciation and
   Amortization                                   405,986     432,046
  Operating Income                                141,579     188,485
  Capital Expenditures                            220,102     174,096
  Interest Expense                                226,956     201,450
  Free Cash Flow                                   13,471     115,818



                 INSIGHT COMMUNICATIONS COMPANY, INC.
                  NCTA STANDARD REPORTING CATEGORIES
                         CAPITAL EXPENDITURES
                              (unaudited)
                            (in thousands)

                            Three Months Ended Year Ended December 31,
Insight Consolidated        December 31, 2005      2005        2004
--------------------        ------------------ -------------- --------
  Customer Premise Equipment          $39,607      $114,846   $95,311
  Scaleable Infrastructure              6,244        20,694    14,920
  Line Extensions                       7,829        26,813    25,168
  Upgrade/Rebuild                      10,750        24,704    13,616
  Support Capital                      11,050        33,045    25,081
                            ------------------ ------------- ---------
Total Insight Consolidated            $75,480      $220,102  $174,096
                            ================== ============= =========

                                 (14)


    CONTACT: Insight Communications
             Sandy Colony, 917-286-2300